PRICING SUPPLEMENT NO. 16                                         Rule 424(b)(3)
DATED: February 18, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$50,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
March 2, 1998                   [_]                        [_]


Maturity Date:
March 31, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)

N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%



NYFS04...:\25\22625\0123\2041\SSS2128T.08B

*     3/31/98, 4/30/98, 5/29/98, 6/30/98, 7/31/98, 8/31/98, 9/30/98, 10/30,98,
      11/30/98, 12/31/98, 1/29/99 and 2/26/99.

**    3/31/98, 4/30/98, 5/29/98, 6/30/98, 7/31/98, 8/31/98,
      9/30/98, 10/30,98, 11/30/98, 12/31/98, 1/29/99, 2/26/99 and
      3/31/99.

*** The one-month LIBOR rate on February 26, 1998 plus 12.5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.









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